UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

              CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2005 and May 26, 2005, the Human Resources Committee of the Board of Directors (the “Committee”) of CSS Industries, Inc. (the “Company”) approved the criteria on which annual incentive compensation may be paid to the Company’s executive officers for the fiscal year ended March 31, 2006.

Incentive compensation will be paid if earnings per share equals or exceeds a minimum level established by the Committee. If the minimum level is achieved or exceeded, the amount of incentive compensation paid to an executive will be based upon the level of earnings per share achieved by the Company and the executive’s individual performance.

A base amount, which is determined by the level of earnings per share actually achieved by the Company, will be utilized to calculate an executive’s incentive compensation. An executive’s base amount is equal to a percentage of his or her annual base salary, ranging from 40% to 125% if the target level of earnings per share is achieved, depending upon the executive’s position. For the Chief Executive Officer, the base amount is equal to 125% of his base salary if the target level of earnings per share is achieved. If the Company achieves earnings per share in excess of the target level, the base amount for each executive will be higher than the base amount associated with the target level, based upon the amount by which the achieved level of earnings per share exceeds the target. Conversely, if the achieved level of earnings per share is less than the target level but not less than the minimum level, each executive’s base amount will be lower than the base amount corresponding to the target level, depending on the extent to which the achieved level of earnings per share is less than the target level. No incentive compensation will be paid if earnings per share does not equal or exceed the minimum level.

If the minimum level of earnings per share is achieved or exceeded, an executive will automatically receive 60% of his or her base amount, constituting the Company performance component of incentive compensation. The remaining amount of the executive’s incentive compensation will be payable contingent upon his or her individual performance.

The individual performance portion of incentive compensation is based upon each executive’s achievement of articulated goals. Generally up to 40% of an executive’s base amount may be paid based on individual performance, and a higher amount may be paid if the individual goals are exceeded. These goals address, among other things, cost savings, return on investment, new product sales, succession planning, inventory control, development of staff, corporate development, acquisitions and other transactions, and organizational and infrastructure development and improvement. The Committee will determine the extent to which such personal objectives have been attained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ Michael A. Santivasci

Michael A. Santivasci Assistant General Counsel and Secretary

Date: June 6, 2005